As filed with the U.S. Securities and Exchange Commission on July 28, 2004
                                       Registration Statement No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    RPC, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            58-1550825
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                 2170 PIEDMONT ROAD, NE, ATLANTA, GEORGIA 30324
   (Address, including zip code, of registrant's principal executive offices)

                       RPC INC. 2004 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

            RICHARD A. HUBBELL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    RPC, INC.
                             2170 PIEDMONT ROAD, NE
                             ATLANTA, GEORGIA 30324
                                 (404) 321-2140
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                            B. JOSEPH ALLEY, JR. ESQ.
                          ARNALL GOLDEN & GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450


                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
     Title of securities            Amount to be               Proposed                  Proposed maximum              Amount of
       to be registered              Registered            maximum offering                  aggregate               registration
                                                            price per share               offering price                fee(1)
-----------------------------------------------------------------------------------------------------------------------------------

        Common Stock,             1,500,000 Shares              $14.98                      $22,470,000                $2,846.95
        $.10 par value
-----------------------------------------------------------------------------------------------------------------------------------

 (1) Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low price of the Registrant's Common Stock on July 28, 2004 as listed on the New York Stock Exchange.

               INFORMATION REGARDING CERTAIN FINANCIAL STATEMENTS
                       INCORPORATED BY REFERENCE INTO THIS
                             REGISTRATION STATEMENT

     On July 23, 2002, our Audit Committee recommended and the Board approved the dismissal of Arthur Andersen LLP as our independent auditors. Arthur Andersen has been found guilty of federal obstruction of justice arising from the government's investigation of Enron Corp. It is likely that events arising out of this verdict may adversely affect the ability of Arthur Andersen to satisfy any claims against it including claims that may arise out of Arthur Andersen's audit of our financial statements for the year ended December 31, 2001, which are incorporated by reference into this registration statement.

     Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act"), provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in the registration statement, report or valuation that purports to have been prepared or certified by the accountant.

     Prior to the date of this registration statement, the Arthur Andersen partners who were responsible for the audit of our financial statements for the year ended December 31, 2001, resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement of its audit report with respect to our financial statements.

     Under these circumstances, Rule 437(a) under the Securities Act permits the filing of this registration statement without including herein a written consent from Arthur Andersen. Accordingly, Arthur Andersen will not be liable under
Section 11(a) of the Securities Act for statements made in this registration statement because it has not consented to being named as an expert in the registration statement. As a result, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and, therefore, your right of recovery under that section may be limited as a result of the lack of consent.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following  documents are  incorporated by reference in the Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K filed with respect to the Registrant's fiscal year ended December 31, 2003.

     (b) The Registrant's Quarterly Report on Form 10-Q filed with respect to the Registrant's fiscal period ended March 31, 2004.

     (c) The Current Report on Form 8-K filed on July 28, 2004.

     (d) The Current Report on Form 8-K filed on July 28, 2004.

     (e) The Current Report on Form 8-K filed on July 16, 2004.

     (f) The Current Report on Form 8-K filed on April 28, 2004.

     (g) The Current Report on Form 8-K filed on April 28, 2004.

     (h) The Current Report on Form 8-K filed on April 20, 2004.

     (i) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     (j) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     RPC, Inc. ("RPC") is a Delaware corporation. The following summary is qualified in its entirety by reference to the complete text of the Delaware General Corporation Law (the "DGCL"), RPC's Certificate of Incorporation and RPC's Bylaws.

     RPC's bylaws provides that it shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person who is involved in any litigation or other proceeding because of his or her position as a director or officer of RPC, against all expense, loss or liability reasonably incurred or suffered in connection with that litigation. RPC's bylaws and the DGCL provide that it may pay a director or officer expenses incurred in defending any proceeding in advance of its final disposition upon its receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that the person is or was a director or officer of the corporation, if the person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if the person shall have been adjudicated to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that the defendant is fairly and reasonably entitled to indemnity for these expenses despite an adjudication of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), may be permitted to directors, officers or persons controlling RPC pursuant to the foregoing provision of the DGCL and RPC's Certificate of Incorporation and Bylaws, RPC has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.    Exhibit
----------     -------

3.1 RPC, Inc. Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

3.2            By-laws of RPC, Inc. (incorporated herein by reference to Exhibit
               3.2 to the Registrant's Quarterly Report on Form 10-Q filed on May 5, 2004).

4 Form of Stock Certificate (incorporated herein by reference to Exhibit 4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

5*             Opinion of Arnall Golden & Gregory, LLP regarding legality

23.1*          Consent of Arnall  Golden &  Gregory,  LLP  (included  as part of
               Exhibit 5 hereto).

23.2*          Consent of Ernst & Young LLP

----------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on July 28, 2004.

                                          RPC, INC.

                                          By: /s/ Richard A. Hubbell
                                          -------------------------------------
                                          Richard A. Hubbell
                                          President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ben M. Palmer his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:
------------------------------------------------------------------


             Name                                  Title                                    Date

/s/ Richard A. Hubbell
-----------------------------------     President and Chief Executive Officer          July 28, 2004
       Richard A. Hubbell               (Principal Executive Officer)

/s/ Ben M. Palmer
-----------------------------------     Chief Financial Officer (Principal             July 28, 2004
       Ben M. Palmer                    Financial and Accounting Officer)

/s/ Linda H. Graham
-----------------------------------     Director                                       July 28, 2004
       Linda H. Graham

/s/ James A. Lane, Jr.
-----------------------------------     Director                                       July 28, 2004
       James A. Lane, Jr.

/s/ Wilson Looney
-----------------------------------     Director                                       July 28, 2004
       Wilton Looney

/s/ Gary W. Rollins
-----------------------------------     Director                                       July 28, 2004
       Gary W. Rollins

/s/ R. Randall Rollins
-----------------------------------     Director                                       July 28, 2004
      R. Randall Rollins

/s/ Henry B. Tippie
-----------------------------------     Director                                       July 28, 2004
       Henry B. Tippie

/s/ James B. Williams
-----------------------------------     Director                                       July 28, 2004
       James B. Williams